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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          RENTAL SERVICE CORPORATION
            (exact name of registrant as specified in its charter)

               DELAWARE                                   33-0569350
        (State of incorporation)                       (I.R.S. Employer
                                                     Identification No. )

      14505 N. Hayden Road, Suite 322                       85260
          Scottsdale, Arizona                             (Zip Code)
  (Address of principal executive offices)

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
     Common Stock,                         New York Stock Exchange
     par value $.01 per share

     Securities to be registered pursuant to section 12(g) of the Act:

     Title of each class
     to be so registered
     -------------------
           None.

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered.
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     A description of the Common Stock meeting the requirements of this item appears under the heading "Description of Capital Stock-Common Stock" in the Registrant's Registration Statement on Form S-1, filed on May 9, 1997 (SEC File No. 333-26753), and is incorporated herein by reference.

Item 2.  Exhibits.
-----------------

     In accordance with Instruction II to this Item the following exhibits have been filed with the New York Stock Exchange pursuant to the Registrant's application for listing of its Common Stock thereon.

     1.  Form of Common Stock Certificate

     2.  Amended and Restated Articles of Incorporation

     3.  Amended and Restated Bylaws

     4.  1996 Form 10-K

     5.  Definitive Proxy Statement

     6.  1996 Annual Report to Shareholders

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.


Dated:  May 12, 1997                   Rental Service Corporation


                                       By: /s/  Martin R. Reid
                                           -------------------------
                                           Martin R. Reid
                                           Chairman of the Board and
                                           Chief Executive Officer

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